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                                  EXHIBIT 23.2


                         Consent of Wiss & Company, LLP





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We consent to the incorporation by reference in this NoFire Technologies, Inc.
Registration Statement on Form S-8, of our report dated October 17, 1995 on our audit of the consolidated financial statements of NoFire Technologies, Inc. and subsidiaries as of August 31, 1995, and for the year then ended, which report is included in the NoFire Technologies, Inc. 1995 Annual Report on Form 10-KSB.


                                            /s/ Wiss & Company, LLP

Livingston, NJ
July 16, 1996